Exhibit 10.15
THE BOWNE & CO., INC.
STOCK PLAN FOR DIRECTORS
AS AMENDED AND RESTATED January 1, 2003
      1. Purpose. The Bowne & Co., Inc. Stock Plan for Directors (the “Plan”) is intended to enhance the Company’s ability to attract and retain talented individuals to serve as members of the Board and to promote a greater alignment of interests between members of the Board and the shareholders of the Company.
      2. Definitions. As used in the Plan, the following terms have the respective meanings:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” means the same as in the Company’s 1999 Incentive Compensation Plan.

(d) “Committee” means the Compensation Committee of the Company’s Board of Directors, or other persons designated by the Company’s Board of Directors, and shall be comprised of “non-employee directors” as defined pursuant to Rule 16b-3 under the Act. The Board may itself perform any function of the Committee (whether or not a Committee is then designated), in which case references to the “Committee” shall be deemed to also mean the Board.

(e) “Company” means Bowne & Co., Inc.

(f) “Deferred Stock Unit” means a bookkeeping entry, equivalent in value to Stock, credited pursuant to Section 5 or Section 6.

(g) “Director” means any member of the Board not employed by the Company or any subsidiary thereof.

(h) “Fair Market Value” means the fair market value of Stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee the Fair Market Value of Stock shall be the mean between the highest and lowest sales prices reported on a composite basis for securities traded on the principal securities exchange or automated quotation system on which Stock is then traded, on the two trading days prior to the quarterly earnings call with investors, and the trading day following the quarterly call.

(i) “Options” means a non-qualified stock option granted pursuant to Section 8 or 9.

(j) “Payment Date” means the date on which payment of the annual retainer or meeting and chairmanship fees would have been made to a Director without regard to any deferral of receipt of such payment by the Director under Sections 5, 6 or 7 of the Plan.

(k) “Plan” means The Bowne & Co., Inc. Stock Plan for Directors, as in effect from time to time.

(l) “Retirement” means retirement after age 60 or such earlier age as may be approved by the Board in writing.

(m) “Stock” means shares of common stock of the Company.
      3. Shares Reserved Under the Plan. Subject to adjustment as provided in Section 12, the total number of shares of Stock reserved and available for delivery in connection with awards under the Plan shall be                     . Shares of Stock delivered under the Plan shall consist solely of authorized treasury shares. For purposes of the Plan, if any Deferred Stock Units or options are forfeited, an option expires for any reason without having been exercised in full, or Deferred Stock Units are settled in cash, the Shares subject to such award will again be available for delivery under the Plan.
      4. Administration. The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. The Committee is authorized to interpret the plan, to establish, amend or rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
      5. Mandatory Deferral of Annual Retainer. Each Director shall receive 50% of his or her annual retainer in the form of Deferred Stock Units beginning as of January 1, 1998. Such Deferred Stock Units shall be credited to an account maintained for the Director on the books of the Company, as of the Payment Date. Beginning March 31, 2000, the number of Deferred Stock Units (including fractional Deferred Stock Units) to be credited shall be determined by dividing the amount of annual retainer to be deferred into Deferred Stock Units by the Fair Market Value on the Payment Date. The number of Deferred Stock Units credited at a Payment Date before March 31, 2000 was governed by the terms of the Plan as then in effect. Beginning January 1, 2003, each director will receive an annual retainer equal to $50,000, of which $30,000 must be mandatorily deferred into Deferred Stock Units (DSUs).
      6. Voluntary Deferral of Annual Retainer. Subject to such approvals and conditions as the Committee may impose, each Director may elect, no later than December 31 of the year prior to the year that such payments will be earned, to receive up to the remaining 50% of the annual retainer payable on or after January 1, 1998 in the form of Deferred Stock Units (a “Voluntary Deferral”) using the methodology set forth in Section 5. Beginning January 1, 2003, each Director will receive an annual retainer equal to $50,000, of which $30,000 must be mandatorily deferred as Deferred Stock Units or non-qualified stock options. Each Director may elect, no later than December 31 of the year prior to the year that such payments will be earned, to receive the remaining $20,000 in the form of DSUs or stock options. The conversion price for deferred fees will be determined by the methodology set forth in section 1-h of this Plan. The option terms for any deferred fees are set forth in Section 9 of this Plan. If a Director makes such an election, then the Committee shall also award to that Director additional Deferred Stock Units equal to the product of .2 times the amount of Deferred Stock Units otherwise credited as a result of such Voluntary Deferral. Such Deferred Stock Units shall be credited to the account maintained for the Director on the books of the Company, as of the Payment Date.
      7. Payment and Deferral of Committee and Chairmanship Retainers. The Committee may, at its discretion, make available to a Director the ability to elect, no later than December 31 of the year prior to the year that such payments will be earned, (or such other dates as may be approved by the Committee, provided that any such date shall ensure effective deferral of taxation and otherwise comply with applicable laws), to receive his or her fees and retainers otherwise payable for (a) attending Board (or Committee) meetings; (b) serving on a committee, and/or (c) serving as Chair of a Board committee in the form of Deferred Stock Units using the methodology set forth in Section 5. If a Director makes such an election, then the Committee shall also award to that Director additional Deferred Stock units equal to the product of .2 times the amount of Deferred Stock Units otherwise credited as a result of such Fee Deferral. Such Deferred Stock Units shall be credited to the account maintained for the Director on the books of the Company, as of the Payment Date. Any such election shall be subject to such approvals and conditions as the Committee may impose.
      8. Annual Grants of Options. Beginning in 2000, each Director, shall be granted an Option under the Plan. The number of shares of Stock subject to the Option granted to a Director in 2000 under this Section 8 shall be 6,500, and the number of shares of Stock subject to an Option granted to a Director in each year after 2000 shall be as specified from time to time by the Board.

(a) Exercise Price. The exercise price per share of Stock purchasable under an Option granted under the Section 8 will be equal to 100% of the Fair Market Value of a share on the date of the Option.

(b) Option Term. Options, to the extent not previously forfeited, shall expire at the earliest of ten years after the date of grant or one year after the optionee ceases to serve as a Director of the Company for any reason including death, disability, or Retirement.

(c) Vesting and Exercisability. Options not previously forfeited shall vest and become exercisable in full on the first anniversary of the date of grant or earlier (i) in the event the optionee ceases to serve as a Director due to death or Disability, (ii) in the event the optionee ceases to serve as a Director of the Company due to Retirement and the Board approves the acceleration of the vesting and exercisability of the Option, or (iii) upon a Change in Control. Except as otherwise determined by the Board, any portion of an Option that has not vested and become exercisable at the time of termination of the optionee’s service as a Director of the Company as provided herein will cease to vest and will be forfeited upon such termination.

(d) Payment of Exercise Price; Method of Exercise. The exercise price of an Option shall be paid to the Company either in cash or by the surrender of shares, or any combination thereof, or in such form or manner as may be established by the Administrator; provided, however, that unless otherwise determined by the Administrator, shares will not be surrendered in payment of the exercise price if such surrender would result in additional accounting expense to the Company. The Administrator will specify other terms under which an optionee or his or her beneficiary may exercise an Option.
      9. Options Granted in Payment of Fees. The Board may determine to authorize the payment of the cash portion of the annual retainer, and Board (or Committee) retainers, in the form of Non-qualified Options under Section 8. If so authorized, a Director shall elect to participate and acknowledge agreement to the terms of such participation by filing an election with the Company by such deadline as may be specified by the Board, provided that any date so specified shall ensure effective deferral of taxation and otherwise comply with applicable laws. A director who has elected to be paid a specified amount of fees in the form of Options shall be granted, at such date(s) as may be specified by the Board, an Option or Options to purchase the number of whole shares of Stock determined in accordance with the option valuation methodology specified by the Board. The dollar figure to which the Company applies this conversion value will be three times the amount of compensation the director wants to defer, after adding the Company’s 20% match for voluntary deferrals. The exercise price per share of stock purchasable under an Option will be determined in accordance with the option valuation methodology set forth in Section 1-H of this Plan. Each such Option will have such other terms and conditions, as may be specified by the Board, which may be the same as or different from the terms of Options granted under Section 8.
      10. Dividend Equivalents. Each Director to whom Deferred Stock Units have been credited shall also be credited, from time to time, with additional Deferred Stock Units equal to the aggregate dividends paid on the Stock represented by the Deferred Stock Units credited to each Director on the record date of such dividend, divided by the Fair Market Value of the Stock on the date each dividend is paid.
      11. Designation of Beneficiary. A Director may designate a beneficiary or beneficiaries who, in the event of the Director’s death prior to receipt of all the Stock due under the Plan, shall receive such Stock. The Director may at any time change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Director and received by the Secretary of the Company (or the Secretary’s designate). If the Director does not designate a beneficiary or the beneficiary dies prior to receiving an installment of Stock, Stock payable under the Plan shall be paid to the Director’s estate. If the beneficiary dies after the Director, any amounts remaining to be paid to the beneficiary shall be paid to the beneficiary’s estate.
      12. Corporate Change. If (i) the Company shall at any time be involved in a transaction described in a subsection (a) of Section 424 of the Code; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, the Stock; or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number of Deferred Stock Units outstanding under the Plan, the Committee shall forthwith take any such action as in its judgment shall be necessary to preserve the Director’s rights substantially proportionate to the rights existing prior to such event. In addition, the Committee shall appropriately adjust the number and kind of shares reserved and available for awards under the Plan. The judgment of the Committee with respect to any matter referred to in the paragraph shall be conclusive and binding upon each Director.

      13. Termination of Board Service. Ninety days following the termination of Board service by a Director, the Director will receive, net of any applicable withholdings, Stock equal in number to 50% of the Deferred Stock Units credited to the Director’s account. Such Director shall receive Stock equal in number to the remaining 50% of the Deferred Stock Units credited to such account on the first anniversary of such date. Notwithstanding the foregoing, the Director may elect to begin such installments the calendar year following the Director’s termination of Board service or retirement (the “Alternate Date”) and may further elect to receive such payments in three equal installments beginning either (a) ninety days following the termination of Board service or retirement or (b) on the Alternative Date. Any fractional shares remaining after the final installment is received by the Director shall be paid in cash based on the Fair Market Value of the Stock on the final payment date.
      14. Change of Control. Within 30 days following a Change of Control, the Company shall make a lump-sum payment in cash (representing full payment of the Director’s Deferred Stock Unit account) to a Director, where each Deferred Stock Unit shall be valued at the greater of (a) the Fair Market Value of a share of Stock on the date of payment or (b) the highest price per share of Stock paid in the transaction or transactions constituting the Change of Control.
      15. Forfeiture of Deferred Stock Units and Options. No Director or other person shall have any right to receive the Stock equal to the Deferred Stock Units credited to such Director’s account and the Company’s obligation, with respect to such Director, under the Plan shall be extinguished if the Board of Directors, based upon the recommendation of the Committee, concludes, prior to a Change of Control, in its sole discretion, that the Director engaged in conduct that had a material adverse effect on the Company (including, but not limited to, divulging confidential information of the Company or engaging in competition with the Company).
      16. Transferability. A Director’s right and interest under the Plan, including his or her Deferred Stock Units and Options, may no be assigned or transferred, except as provided in Section 11 hereof, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company’s sole discretion, that the Director engaged in conduct that had a material adverse effect on the Company (including, but not limited to, divulging confidential information of the company or engaging in competition with the Company).
      17. No Right to Service. Neither participant in the plan nor any action under the Plan shall be construed to give any Director a right to be retained in the service of the Company.
      18. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfounded. To the extent any individual holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.
      19. Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Director, including without limitation, the estate of such Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Director’s creditors.
      20. Plan Amendment. The Board may amend the Plan as it deems necessary or appropriate, but not in a manner that reduces a Director’s Deferred Stock Units.
      21. Plan Termination. The Board may terminate this Plan (in whole or in part) at any time. However, if so terminated, prior awards shall, at the discretion of the Board either (a) become immediately payable, or (b) remain outstanding and in effect accordance with their applicable terms and conditions.
      22. Governing Law. The validity, constructions and effect of the Plan and any actions take or relating to the Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of New York, and applicable provisions of the Delaware General Corporation Law.
      23. Effective Date. The Plan shall be effective as of November 20, 1997.